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                                                                     EXHIBIT 3.3

                           ARTICLES OF INCORPORATION
                                      OF
                             CAPITOL RESORTS, INC.

                         -----------------------------




     The undersigned person hereby states the following in order to form a corporation pursuant to the Arkansas Business Corporation Act:

     1.  The name of this corporation is "Capitol Resorts, Inc."

     2. The corporation is authorized to issue Ten Thousand (10,000) shares of stock and each share shall have a par value of One Cent ($.01).

     3. The initial registered office of this corporation shall be located at 410 West Third Street, Suite 200, Little Rock, Arkansas 72201, and the name of the registered agent of this corporation at that address is G. Robert Hardin.

     4.  The name and address of each incorporator is as follows:

                               G. Robert Hardin
                       410 West Third Street, Suite 200
                          Little Rock, Arkansas 72201

     5. The nature of the business of the corporation and the object or purposes proposed to be transacted, promoted or carried on by it are as follows:

         (a) The primary purpose of the corporation shall be real estate development in resort property.

         (b)  To conduct any other business enterprise not contrary to law.

         (c) To exercise all of the powers enumerated in (S)4-27-302 of the Arkansas Business Corporation Act.

     6. The President and Secretary of the corporation shall have the authority on behalf of the corporation to enter into any contract between the corporation and all of its shareholders (a) imposing restrictions on the future transfer (whether inter vivos,
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by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the corporation or its shareholders; or
(c) requiring the corporation of its shareholders or purchase such shares upon stated contingencies.

     7. The number of directors constituting the initial Board of Directors shall be one (1).

     8. All shares of stock issued by the corporation shall be represented by certificates.

     EXECUTED this 17th day of April, 1997.

                                  INCORPORATOR:


                                  /s/ G. Robert Hardin
                                  ---------------------------
                                  G. ROBERT HARDIN